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                                                                    EXHIBIT 16.1


                     CLUMECK, STERN, PHILLIPS & SCHENKELBERG
                          Certified Public Accountants
                      17404 Ventura Boulevard, Second Floor       TELEPHONES
                            ENCINO, CALIFORNIA 91316             818-906-2230
                                                                 818-907-7100
                                                                    ------
                                                                FAX 818-789-8856


                                December 30, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Gentlemen:

We have read Item 4 included in the attached Form 8-K dated December 23, 1998 of McHenry Metals Golf Corp. and are in agreement with the statements contained therein.


                                     /s/ Clumeck, Stern, Phillips & Schenkelberg
                                     -------------------------------------------
                                       CLUMECK, STERN, PHILLIPS & SCHENKELBERG





   MEMBERS OF AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS, SEC PRACTICE
         SECTION AND CALIFORNIA SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS